Exhibit 99(a)

NASD: BOKF

BOK Financial Reports Record Quarterly Earnings of $117 million or $1.79 Per Share

CEO Commentary
Steven G. Bradshaw, president, and chief executive officer, stated, “This is yet another record quarter for BOK Financial, with continued growth in both our loan portfolio and net interest revenue. We added $346 million in new loan production to last quarter’s record loan growth. The competitive ability and scale of our wealth management business allowed us to earn a $15 million fee in client asset management. These factors, combined with a stable credit environment and diligent expense management, cause us to see earnings leverage continuing.”

Bradshaw added, “We are proud to have closed our acquisition of CoBiz Financial on October 1st in record time, in part due to our strong community engagement track record and Outstanding CRA rating. We welcome CoBiz employees into our organization and look forward to many great things to come. The combination of CoBiz and BOK Financial creates the premier commercial bank in Colorado and Arizona, and we are excited to see how it helps drive earnings into 2019 and beyond."

Third Quarter 2018 Financial Highlights	Third Quarter 2018 Business Segment Highlights

•
Net income was $117.3 million and $1.79 per diluted share for the third quarter of 2018, including 18 cents per share from a client asset management fee. Net income was $114.4 million and $1.75 per diluted share for the second quarter of 2018.

•	Net interest revenue totaled $240.9 million, up $2.3 million compared to the second quarter of 2018.

•	Net interest margin increased to 3.21 percent from 3.17 percent. Net interest margin grew 11 basis points excluding recoveries of foregone interest on nonaccruing loans from the previous quarter.

•	Fees and commissions revenue totaled $167.5 million, an increase of $9.7 million or 6 percent compared to the previous quarter, led by an increase in trust fees and commissions.

•	Operating expense increased $6.1 million or 2 percent to $252.6 million. Personnel expense increased $4.6 million and non-personnel expense increased $1.6 million.

•	A $4.0 million provision for credit losses was recorded in the third quarter of 2018. Net charge-offs were $9.0 million in the third quarter compared to $10.5 million in the previous quarter.

•	Combined allowance for credit losses totaled $213 million or 1.16 percent of outstanding loans compared to $218 million or 1.21 percent of outstanding loans in the previous quarter.

•	Average loans increased $453 million while period-end loans increased $346 million to $18.3 billion.

•	Common equity Tier 1 capital ratio was 12.07 percent, Tier 1 capital ratio was 12.07 percent, total capital ratio was 13.37 percent and leverage ratio was 9.90 percent.

Commercial Banking

•	Contributed $85.0 million to net income, down $2.6 million or 3 percent compared to the prior quarter.

•	Net interest revenue remained consistent compared to the second quarter of 2018 at $145 million.

•	Fees and commissions revenue decreased $3.5 million or 8 percent and operating expenses increased $1.7 million or 3 percent.

•	Average loans increased $421 million or 3 percent.

Consumer Banking

•	Contributed $9.2 million to net income, up $3.1 million, primarily due to improved hedge performance related to mortgage servicing rights.

•	Net interest revenue increased $820 thousand or 2 percent.

•	Fees and commissions revenue decreased $2.3 million or 5 percent and operating expenses decreased $2.7 million or 5 percent.

Wealth Management

•	Contributed $29.3 million to net income, up 44 percent compared to the prior quarter.

•	Net interest revenue remained consistent compared to the prior quarter at $29.4 million.

•	Fees and commissions revenue increased $13.1 million or 19 percent due to a fee earned from the sale of client assets in the third quarter of 2018 while operating expenses increased only 1 percent.

•	Average loans grew $26.6 million or 2 percent.

•
Assets under management or administration were $77.6 billion at September 30, 2018 compared to $78.9 billion at June 30, 2018. Fiduciary assets totaled $45.6 billion at September 30, 2018 and $46.5 billion at June 30, 2018.

Net Interest Revenue
Net interest revenue was $240.9 million for the third quarter of 2018, a $2.3 million increase over the second quarter of 2018. Recoveries of foregone interest on nonaccruing loans added $5.3 million to net interest revenue or 7 basis points to net interest margin in the previous quarter. Excluding this impact, net interest margin was 3.21 percent for the third quarter of 2018, up 11 basis points over the second quarter of 2018. The Company reduced excess cash balances held at the Federal Reserve funded by borrowings from the Federal Home Loan Banks. The spread narrowed at the end of the second quarter and was no longer contributing to net interest revenue, which resulted in a 10 basis point improvement to net interest margin in the third quarter of 2018.
Excluding the impact of interest recoveries, the yield on average earning assets was 4.04 percent, a 20 basis point increase, and the yield on the loan portfolio was 4.80 percent up 12 basis points. This increase is due primarily to an increase in short-term market interest rates related to the Federal Reserve's 25 basis point rate increase in June. The yield on the available for sale securities portfolio increased 7 basis points to 2.37 percent. The yield on the trading securities portfolio was up 35 basis points.
Funding costs were 1.25 percent, up 14 basis points. The cost of interest-bearing deposits increased 11 basis points to 0.77 percent. The cost of other borrowed funds was up 20 basis points to 2.04 percent. The benefit to net interest margin from assets funded by non-interest liabilities increased to 42 basis points from 37 basis points in the second quarter of 2018.
Average earning assets decreased $345 million compared to the second quarter of 2018. Average loan balances grew by $453 million. Trading securities balances increased $280 million. Average interest-bearing cash and cash equivalents balances decreased $985 million. Average available for sale securities decreased $34 million. Average interest-bearing deposit balances decreased $221 million compared to the second quarter of 2018. The average balance of borrowed funds decreased $131 million.

Fees and Commissions Revenue
Fees and commissions revenue totaled $167.5 million for the third quarter of 2018, an increase of $9.7 million or 6 percent over the second quarter of 2018. A fee earned in the sale of client assets added $15.4 million to trust fees and commissions in the third quarter.
Rising interest rates have slowed the origination of mortgage loans and related investment products leading to compressed margins. This has adversely affected both our trading revenue as well as our mortgage banking revenue. Brokerage and trading revenue decreased $3.4 million and mortgage banking revenue decreased $2.8 million compared to the second quarter of 2018.

Operating Expense
Total operating expense was $252.6 million for the third quarter of 2018, an increase of $6.1 million or 2 percent compared to the second quarter of 2018.
Personnel expense increased $4.6 million, primarily due to an increase in incentive compensation expense of $6.0 million. Share-based compensation expense was $3.9 million in the third quarter of 2018 and a negative $1.4 million in the previous quarter. Changes in assumptions for the number of performance-based awards that will ultimately vest reduced share-based compensation expense by $4.3 million in the second quarter of 2018. Employee benefits expense decreased $1.5 million compared to the second quarter of 2018, primarily due to a seasonal decrease in payroll taxes.
Non-personnel expense increased $1.6 million. Data processing and communications expense increased $3.9 million, primarily due to impairment of a software license. Net losses and operating expenses of repossessed assets increased $1.3 million as a result of a write down on a healthcare property.
Professional fees and services expense decreased $1.8 million, primarily due to seasonal wealth management tax service fees in the second quarter of 2018. Other expense and mortgage banking costs decreased due to lower loss contingency accruals.

Loans, Deposits and Capital
Loans
Outstanding loans were $18.3 billion at September 30, 2018, up $346 million or 1.9 percent over June 30, 2018, primarily due to continued growth in commercial and commercial real estate loans.
Outstanding commercial loan balances grew by $227 million or 2 percent over June 30, 2018. Energy loan balances were up $148 million, consistent with our ongoing support and commitment to the oil and gas industry. Healthcare sector loans increased by $84 million. The healthcare lending group celebrated their 5 year anniversary as a distinct line of business and continues to be a driver of our core loan growth. Service sector loans increased $73 million. This growth was partially offset by a $49 million decrease in wholesale/retail sector loans and a $41 million decrease in other commercial and industrial loans.
Commercial real estate loan balances continued to grow, up $92 million or 2 percent over June 30, 2018. Multifamily residential loan balances were up $63 million. Loans secured by industrial properties grew by $43 million. Construction and land development loans decreased $17 million.
Deposits
Period-end deposits totaled $21.6 billion at September 30, 2018, a $537 million decrease compared to June 30, 2018. Demand deposit balances decreased $310 million, interest-bearing transaction account balances decreased $174 million and time deposit balances decreased by $52 million.

Capital
The company's common equity Tier 1 capital ratio was 12.07 percent at September 30, 2018. In addition, the company's Tier 1 capital ratio was 12.07 percent, total capital ratio was 13.37 percent, and leverage ratio was 9.90 percent at September 30, 2018. At June 30, 2018, the company's common equity Tier 1 capital ratio was 11.92 percent, Tier 1 capital ratio was 11.92 percent, total capital ratio was 13.26 percent, and leverage ratio was 9.57 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.55 percent at September 30, 2018 and 9.21 percent at June 30, 2018. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $261 million or 1.42 percent of outstanding loans and repossessed assets at September 30, 2018, compared to $269 million or 1.49 percent at June 30, 2018. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $170 million or 0.93 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2018, down from $186 million or 1.04 percent at June 30, 2018.
Nonaccruing loans were $153 million or 0.83 percent of outstanding loans at September 30, 2018, compared to $166 million or 0.92 percent of outstanding loans at June 30, 2018. The decrease in nonaccruing loans was primarily due to a $12 million decrease in energy loans and a $4.8 million decrease in wholesale/retail sector loans, partially offset by a $6.2 million increase in manufacturing sector loans. New nonaccruing loans identified in the third quarter totaled $20 million, offset by $20 million in payments received, $11 million in charge-offs, and $1.6 million in foreclosures and repossessions. At September 30, 2018, nonaccruing commercial loans totaled $109 million or 0.95 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $1.3 million or 0.03 percent of outstanding commercial real estate loans, and nonaccruing residential mortgage loans totaled $42 million or 2.13 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $176 million at September 30, compared to $140 million at June 30. The increase largely resulted from commercial real estate loans secured by retail facilities, energy sector and services sector loans.
The company had net charge-offs of $9.0 million or 0.20 percent of average loans on an annualized basis for third quarter of 2018, compared to net charge-offs of $10.5 million or 0.24 percent of average loans on an annualized basis for the second quarter of 2018. Net charge-offs were 0.18 percent of average loans over the last four quarters. Net charge-offs for the third quarter were primarily related to a single energy production borrower and single wholesale/retail sector borrower, both of which had previously been identified as impaired and appropriately reserved. Gross charge-offs were $11.1 million for the third quarter compared to $15.1 million for the previous quarter. Recoveries totaled $2.1 million for the third quarter of 2018 and $4.6 million for the second quarter of 2018.

Based on an evaluation of all credit factors, including overall loan portfolio growth, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that a $4.0 million provision for credit losses was appropriate for the third quarter of 2018. The company recorded no provision for credit losses in the second quarter of 2018.
The combined allowance for credit losses totaled $213 million or 1.16 percent of outstanding loans and 146 percent of nonaccruing loans at September 30, 2018, excluding residential mortgage loans guaranteed by U.S. government agencies. The allowance for loan losses was $211 million and the accrual for off-balance sheet credit losses was $2.0 million. At June 30, 2018, the combined allowance for credit losses was $218 million or 1.21 percent of outstanding loans and 138 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $215 million and the accrual for off-balance sheet credit losses was $2.4 million.

Commercial Banking
Net income for Commercial Banking was $85.0 million for the third quarter of 2018, a decrease of $2.6 million compared to the second quarter of 2018. Second quarter earnings included $5.3 million in interest recoveries on nonaccrual loans. Excluding the impact of interest recoveries, growth in net interest revenue was driven by strong growth in loan balances and improved loan yields. This growth was partially offset by a modest increase in our internal cost of funds allocation.
Average loan balances increased $421 million or 3 percent, largely impacted by energy, commercial real estate, service and other commercial and industrial loans. Average customer deposits were $8.6 billion, an increase of $254 million or 3 percent, mostly due to energy, real estate, and general commercial and industrial deposits.
Fees and commissions revenue decreased $3.5 million or 8 percent as a result of reduced customer hedging revenue and the timing of closing loan syndication transactions after an exceptionally strong second quarter. Expense growth outpaced revenue growth primarily due to an increase in incentive compensation as a result of continued loan growth as well as a $1.7 million write down of a repossessed property in the third quarter.

Consumer Banking
Net income from Consumer Banking was $9.2 million in the third quarter of 2018, an increase of $3.1 million or 50 percent. The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $156 thousand for the third quarter of 2018 compared to $3.5 million for the second quarter of 2018.
Revenues from mortgage banking activities decreased $2.8 million from the prior quarter. Continued rising interest rates and increased market competition slowed origination activity, which declined 16 percent compared to the prior quarter. Efforts to right size current capacity have resulted in personnel expense savings of $1.7 million from the previous quarter.
Net interest revenue from Consumer Banking activities increased $820 thousand while deposit service charges and fees increased $588 thousand over the second quarter of 2018. The introduction of a new time deposit product as well as interest rate increases on existing money market products have positively impacted runoff trends.

Average consumer loans and deposits remained relatively consistent compared to the prior quarter at $1.7 billion and $6.6 billion, respectively.

Wealth Management
Net income for Wealth Management increased $9.0 million to $29.3 million during the third quarter of 2018. This increase included an after tax benefit of $11.5 million as a result of a fee earned on the sale of client assets. Excluding this fee, fiduciary and asset management fees produced relatively consistent results compared to the second quarter of 2018.
Average loans increased $27 million or 2 percent to $1.4 billion. Average deposits decreased $343 million or 6 percent, primarily due to client migrations to investments. Assets under management decreased $1.2 billion or 1.6 percent to $77.6 billion at September 30, 2018.
Brokerage and trading revenue decreased $1.7 million or 8 percent compared to the second quarter of 2018 due to a decreased demand in investment products related to rising interest rates and slowing mortgage production.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, October 24, 2018 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13683709.

About BOK Financial Corporation
BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2018 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. There may also be difficulties and delays in integrating CoBiz Financial Inc.'s business or fully realizing cost savings and other benefits including, but not limited to, business disruption and customer acceptance of BOK Financial Corporation's products and services. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
ASSETS
Cash and due from banks	$815,458	$585,801	$547,203
Interest-bearing cash and cash equivalents	430,789	872,999	1,926,779
Trading securities	1,613,400	1,909,615	614,117
Investment securities	374,039	392,013	466,562
Available for sale debt securities	8,072,014	8,162,866	8,383,199
Fair value option securities	452,150	482,227	819,531
Restricted equity securities	311,189	347,721	347,542
Residential mortgage loans held for sale	175,866	223,301	275,643
Loans:
Commercial	11,576,101	11,349,039	10,795,934
Commercial real estate	3,804,675	3,712,220	3,518,142
Residential mortgage	1,971,742	1,942,250	1,945,750
Personal	996,941	1,000,187	947,008
Total loans	18,349,459	18,003,696	17,206,834
Allowance for loan losses	(210,569)	(215,142)	(247,703)
Loans, net of allowance	18,138,890	17,788,554	16,959,131
Premises and equipment, net	327,129	320,810	320,060
Receivables	277,738	212,893	173,990
Goodwill	447,430	453,093	446,697
Intangible assets, net	33,370	28,273	39,013
Mortgage servicing rights	284,673	278,719	245,858
Real estate and other repossessed assets, net	24,515	27,891	32,535
Derivative contracts, net	349,481	373,373	352,559
Cash surrender value of bank-owned life insurance	323,628	321,024	314,201
Receivable on unsettled securities sales	421,313	604,552	370,486
Other assets	416,792	447,382	370,409
TOTAL ASSETS	$33,289,864	$33,833,107	$33,005,515

LIABILITIES AND EQUITY
Deposits:
Demand	$9,063,623	$9,373,959	$9,185,481
Interest-bearing transaction	9,990,219	10,164,099	10,025,084
Savings	502,601	503,474	465,225
Time	2,075,846	2,127,732	2,172,289
Total deposits	21,632,289	22,169,264	21,848,079
Funds purchased and repurchase agreements	790,741	880,027	390,545
Other borrowings	6,025,483	5,929,445	6,241,275
Subordinated debentures	144,707	144,697	144,668
Accrued interest, taxes and expense	231,592	160,568	152,029
Due on unsettled securities purchases	414,283	571,034	176,498
Derivative contracts, net	252,387	234,856	336,327
Other liabilities	172,622	167,171	201,655
TOTAL LIABILITIES	29,664,104	30,257,062	29,491,076
Shareholders' equity:
Capital, surplus and retained earnings	3,777,394	3,688,736	3,482,057
Accumulated other comprehensive gain (loss)	(162,362)	(135,305)	6,757
TOTAL SHAREHOLDERS' EQUITY	3,615,032	3,553,431	3,488,814
Non-controlling interests	10,728	22,614	25,625
TOTAL EQUITY	3,625,760	3,576,045	3,514,439
TOTAL LIABILITIES AND EQUITY	$33,289,864	$33,833,107	$33,005,515

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
ASSETS
Interest-bearing cash and cash equivalents	$688,872	$1,673,387	$2,059,517	$1,976,395	$1,965,645
Trading securities	1,762,794	1,482,302	933,404	560,321	491,613
Investment securities	379,566	399,088	441,207	462,869	475,705
Available for sale debt securities	8,129,214	8,163,142	8,236,938	8,435,916	8,428,353
Fair value option securities	469,398	487,192	626,251	792,647	684,571
Restricted equity securities	328,842	348,546	349,176	337,673	328,677
Residential mortgage loans held for sale	207,488	218,600	199,380	257,927	256,343
Loans:
Commercial	11,484,200	11,189,899	10,871,569	10,751,235	10,827,198
Commercial real estate	3,774,470	3,660,166	3,491,335	3,485,583	3,528,330
Residential mortgage	1,956,089	1,915,015	1,937,198	1,976,860	1,951,385
Personal	989,026	986,162	961,379	967,329	949,750
Total loans	18,203,785	17,751,242	17,261,481	17,181,007	17,256,663
Allowance for loan losses	(214,160)	(222,856)	(228,996)	(246,143)	(250,590)
Total loans, net	17,989,625	17,528,386	17,032,485	16,934,864	17,006,073
Total earning assets	29,955,799	30,300,643	29,878,358	29,758,612	29,636,980
Cash and due from banks	578,905	571,333	564,585	576,737	546,653
Derivative contracts, net	294,126	318,375	278,694	292,961	238,583
Cash surrender value of bank-owned life insurance	322,038	319,507	317,334	315,034	313,079
Receivable on unsettled securities sales	768,785	618,240	998,803	821,275	608,412
Other assets	1,776,164	1,777,937	1,687,178	1,687,496	1,664,463
TOTAL ASSETS	$33,695,817	$33,906,035	$33,724,952	$33,452,115	$33,008,170

LIABILITIES AND EQUITY
Deposits:
Demand	$9,325,002	$9,223,327	$9,151,272	$9,417,351	$9,389,849
Interest-bearing transaction	10,010,031	10,189,354	10,344,469	10,142,744	10,088,522
Savings	503,821	503,671	480,110	466,496	464,130
Time	2,097,441	2,138,880	2,151,044	2,134,469	2,176,820
Total deposits	21,936,295	22,055,232	22,126,895	22,161,060	22,119,321
Funds purchased and repurchase agreements	1,193,583	593,250	532,412	488,330	411,286
Other borrowings	5,765,440	6,497,020	6,326,967	6,209,903	6,162,641
Subordinated debentures	144,702	144,692	144,682	144,673	144,663
Derivative contracts, net	185,029	235,543	223,373	288,408	221,371
Due on unsettled securities purchases	544,263	527,804	558,898	332,155	145,977
Other liabilities	311,605	340,322	333,151	312,196	318,270
TOTAL LIABILITIES	30,080,917	30,393,863	30,246,378	29,936,725	29,523,529
Total equity	3,614,900	3,512,172	3,478,574	3,515,390	3,484,641
TOTAL LIABILITIES AND EQUITY	$33,695,817	$33,906,035	$33,724,952	$33,452,115	$33,008,170

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Interest revenue	$303,247	$255,413	$862,834	$716,984
Interest expense	62,364	36,961	163,653	92,146
Net interest revenue	240,883	218,452	699,181	624,838
Provision for credit losses	4,000	—	(1,000)	—
Net interest revenue after provision for credit losses	236,883	218,452	700,181	624,838
Other operating revenue:
Brokerage and trading revenue	23,086	33,169	80,222	98,556
Transaction card revenue[1]	21,396	22,929	63,361	61,115
Fiduciary and asset management revenue	57,514	40,687	141,045	121,126
Deposit service charges and fees	27,765	28,191	82,753	84,390
Mortgage banking revenue	23,536	24,890	75,907	80,357
Other revenue	14,213	13,670	41,061	40,406
Total fees and commissions	167,510	163,536	484,349	485,950
Other gains (losses), net	1,441	(1,283)	4,760	8,452
Gain (loss) on derivatives, net	(2,847)	1,033	(11,589)	3,824
Gain (loss) on fair value option securities, net	(4,385)	661	(25,290)	1,505
Change in fair value of mortgage servicing rights	5,972	(639)	28,901	(5,726)
Gain (loss) on available for sale securities, net	250	2,487	(802)	4,916
Total other operating revenue	167,941	165,795	480,329	498,921
Other operating expense:
Personnel	143,531	147,910	422,425	428,079
Business promotion	7,620	7,105	21,316	21,560
Professional fees and services	13,209	11,887	38,387	35,723
Net occupancy and equipment	23,394	21,325	70,201	64,074
Insurance	6,232	6,005	19,070	13,098
Data processing and communications[1]	31,665	27,412	87,221	79,222
Printing, postage and supplies	3,837	3,917	11,937	11,908
Net losses and operating expenses of repossessed assets	4,044	6,071	14,471	9,347
Amortization of intangible assets	1,603	1,744	4,289	5,349
Mortgage banking costs	11,741	13,450	34,780	38,525
Other expense	5,741	9,193	19,426	25,308
Total other operating expense	252,617	256,019	743,523	732,193

Net income before taxes	152,207	128,228	436,987	391,566
Federal and state income taxes	34,662	42,438	98,940	128,246

Net income	117,545	85,790	338,047	263,320
Net income attributable to non-controlling interests	289	141	857	1,168
Net income attributable to BOK Financial Corporation shareholders	$117,256	$85,649	$337,190	$262,152

Average shares outstanding:
Basic	64,901,095	64,742,822	64,883,319	64,729,391
Diluted	64,934,351	64,805,172	64,919,728	64,793,893

Net income per share:
Basic	$1.79	$1.31	$5.15	$4.01
Diluted	$1.79	$1.31	$5.15	$4.00

[1]
Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Capital:
Period-end shareholders' equity	$3,615,032	$3,553,431	$3,495,029	$3,495,367	$3,488,814
Risk weighted assets	$27,398,072	$27,004,559	$26,025,660	$25,733,711	$25,409,728
Risk-based capital ratios:
Common equity tier 1	12.07%	11.92%	12.06%	12.05%	11.90%
Tier 1	12.07%	11.92%	12.06%	12.05%	11.90%
Total capital	13.37%	13.26%	13.49%	13.54%	13.47%
Leverage ratio	9.90%	9.57%	9.40%	9.31%	9.30%
Tangible common equity ratio[1]	9.55%	9.21%	9.18%	9.50%	9.23%

Common stock:
Book value per share	$55.25	$54.30	$53.39	$53.45	$53.30
Tangible book value per share	47.90	46.95	46.10	46.17	45.88
Market value per share:
High	$105.22	$106.65	$107.00	$93.97	$90.69
Low	$92.40	$92.39	$89.82	$79.67	$77.10
Cash dividends paid	$32,591	$29,340	$29,342	$29,328	$28,655
Dividend payout ratio	27.79%	25.65%	27.80%	40.46%	33.46%
Shares outstanding, net	65,434,258	65,439,090	65,459,505	65,394,937	65,456,786
Stock buy-back program:
Shares repurchased	—	8,257	82,583	80,000	—
Amount	$—	$824	$7,584	$7,403	$—
Average price per share	$—	$99.84	$91.83	$92.54	$—

Performance ratios (quarter annualized):
Return on average assets	1.38%	1.35%	1.27%	0.86%	1.03%
Return on average equity	12.95%	13.14%	12.39%	8.24%	9.83%
Net interest margin	3.21%	3.17%	2.99%	2.97%	3.01%
Efficiency ratio[3]	61.41%	61.68%	65.09%	66.07%	65.92%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,615,032	$3,553,431	$3,495,029	$3,495,367	$3,488,814
Less: Goodwill and intangible assets, net	480,800	481,366	477,088	476,088	485,710
Tangible common equity	$3,134,232	$3,072,065	$3,017,941	$3,019,279	$3,003,104

Total assets	$33,289,864	$33,833,107	$33,361,492	$32,272,160	$33,005,515
Less: Goodwill and intangible assets, net	480,800	481,366	477,088	476,088	485,710
Tangible assets	$32,809,064	$33,351,741	$32,884,404	$31,796,072	$32,519,805

Tangible common equity ratio	9.55%	9.21%	9.18%	9.50%	9.23%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Other data:
Fiduciary assets	$45,560,107	$46,531,900	$46,648,290	$48,761,477	$45,177,185
Tax equivalent interest	$1,894	$1,983	$2,010	$4,131	$4,314
Net unrealized gain (loss) on available for sale securities	$(216,793)	$(180,602)	$(148,247)	$(47,497)	$14,061

Mortgage banking:
Mortgage production revenue	$7,250	$9,915	$9,452	$7,786	$8,329

Mortgage loans funded for sale	$651,076	$773,910	$664,958	$840,080	$832,796
Add: current period-end outstanding commitments	197,752	251,231	298,318	222,919	334,337
Less: prior period end outstanding commitments	251,231	298,318	222,919	334,337	362,088
Total mortgage production volume	$597,597	$726,823	$740,357	$728,662	$805,045

Mortgage loan refinances to mortgage loans funded for sale	23%	22%	42%	47%	38%
Gain on sale margin	1.21%	1.36%	1.28%	1.07%	1.03%

Mortgage servicing revenue	$16,286	$16,431	$16,573	$16,576	$16,561
Average outstanding principal balance of mortgage loans serviced for others	21,895,041	21,986,065	22,027,726	22,054,877	22,079,177
Average mortgage servicing revenue rates	0.30%	0.30%	0.31%	0.30%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(2,843)	$(3,070)	$(5,698)	$(3,057)	$1,025
Gain (loss) on fair value option securities, net	(4,385)	(3,341)	(17,564)	(4,238)	661
Gain (loss) on economic hedge of mortgage servicing rights	(7,228)	(6,411)	(23,262)	(7,295)	1,686
Gain (loss) on changes in fair value of mortgage servicing rights	5,972	1,723	21,206	5,898	(639)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(1,256)	(4,688)	(2,056)	(1,397)	1,047
Net interest revenue on fair value option securities[2]	1,100	1,203	1,800	2,656	2,543
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(156)	$(3,485)	$(256)	$1,259	$3,590

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

[3]	Periods prior to 2018 are shown on a comparable basis to net interchange charges between transaction card revenue and data processing and communications expense.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017

Interest revenue	$303,247	$294,180	$265,407	$255,767	$255,413
Interest expense	62,364	55,618	45,671	38,904	36,961
Net interest revenue	240,883	238,562	219,736	216,863	218,452
Provision for credit losses	4,000	—	(5,000)	(7,000)	—
Net interest revenue after provision for credit losses	236,883	238,562	224,736	223,863	218,452
Other operating revenue:
Brokerage and trading revenue	23,086	26,488	30,648	33,045	33,169
Transaction card revenue[1]	21,396	20,975	20,990	20,028	22,929
Fiduciary and asset management revenue	57,514	41,699	41,832	41,767	40,687
Deposit service charges and fees	27,765	27,827	27,161	27,685	28,191
Mortgage banking revenue	23,536	26,346	26,025	24,362	24,890
Other revenue	14,213	14,518	12,330	11,762	13,670
Total fees and commissions	167,510	157,853	158,986	158,649	163,536
Other gains (losses), net	1,441	3,983	(664)	552	(1,283)
Gain (loss) on derivatives, net	(2,847)	(3,057)	(5,685)	(3,045)	1,033
Gain (loss) on fair value option securities, net	(4,385)	(3,341)	(17,564)	(4,238)	661
Change in fair value of mortgage servicing rights	5,972	1,723	21,206	5,898	(639)
Gain (loss) on available for sale securities, net	250	(762)	(290)	(488)	2,487
Total other operating revenue	167,941	156,399	155,989	157,328	165,795
Other operating expense:
Personnel	143,531	138,947	139,947	145,329	147,910
Business promotion	7,620	7,686	6,010	7,317	7,105
Charitable contributions to BOKF Foundation	—	—	—	2,000	—
Professional fees and services	13,209	14,978	10,200	15,344	11,887
Net occupancy and equipment	23,394	22,761	24,046	22,403	21,325
Insurance	6,232	6,245	6,593	6,555	6,005
Data processing and communications[1]	31,665	27,739	27,817	28,903	27,412
Printing, postage and supplies	3,837	4,011	4,089	3,781	3,917
Net losses (gains) and operating expenses of repossessed assets	4,044	2,722	7,705	340	6,071
Amortization of intangible assets	1,603	1,386	1,300	1,430	1,744
Mortgage banking costs	11,741	12,890	10,149	14,331	13,450
Other expense	5,741	7,111	6,574	6,746	9,193
Total other operating expense	252,617	246,476	244,430	254,479	256,019
Net income before taxes	152,207	148,485	136,295	126,712	128,228
Federal and state income taxes	34,662	33,330	30,948	54,347	42,438
Net income	117,545	115,155	105,347	72,365	85,790
Net income (loss) attributable to non-controlling interests	289	783	(215)	(127)	141
Net income attributable to BOK Financial Corporation shareholders	$117,256	$114,372	$105,562	$72,492	$85,649

Average shares outstanding:
Basic	64,901,095	64,901,975	64,847,334	64,793,005	64,742,822
Diluted	64,934,351	64,937,226	64,888,033	64,843,179	64,805,172
Net income per share:
Basic	$1.79	$1.75	$1.61	$1.11	$1.31
Diluted	$1.79	$1.75	$1.61	$1.11	$1.31

[1]
Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Commercial:
Energy	$3,294,867	$3,147,219	$2,969,618	$2,930,156	$2,867,981
Services	3,017,311	2,944,499	2,928,294	2,986,949	2,967,513
Healthcare	2,437,323	2,353,722	2,359,928	2,314,753	2,239,451
Wholesale/retail	1,650,729	1,699,554	1,531,576	1,471,256	1,658,098
Manufacturing	660,582	647,816	559,695	496,774	519,446
Other commercial and industrial	515,289	556,229	570,556	534,087	543,445
Total commercial	11,576,101	11,349,039	10,919,667	10,733,975	10,795,934

Commercial real estate:
Multifamily	1,120,166	1,056,984	1,008,903	980,017	999,009
Office	824,829	820,127	737,144	831,770	797,089
Retail	759,423	768,024	750,396	691,532	725,865
Industrial	696,774	653,384	613,608	573,014	591,080
Residential construction and land development	101,872	118,999	117,458	117,245	112,102
Other commercial real estate	301,611	294,702	279,273	286,409	292,997
Total commercial real estate	3,804,675	3,712,220	3,506,782	3,479,987	3,518,142

Residential mortgage:
Permanent mortgage	1,094,926	1,068,412	1,047,785	1,043,435	1,013,965
Permanent mortgages guaranteed by U.S. government agencies	180,718	169,653	177,880	197,506	187,370
Home equity	696,098	704,185	720,104	732,745	744,415
Total residential mortgage	1,971,742	1,942,250	1,945,769	1,973,686	1,945,750

Personal	996,941	1,000,187	965,632	965,776	947,008

Total	$18,349,459	$18,003,696	$17,337,850	$17,153,424	$17,206,834

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017

Oklahoma:
Commercial	$3,609,109	$3,465,407	$3,265,013	$3,238,720	$3,408,973
Commercial real estate	651,315	662,665	668,031	682,037	712,915
Residential mortgage	1,429,843	1,403,658	1,419,281	1,435,432	1,405,900
Personal	376,201	362,846	353,128	342,212	322,320
Total Oklahoma	6,066,468	5,894,576	5,705,453	5,698,401	5,850,108

Texas:
Commercial	5,115,646	4,922,451	4,715,841	4,520,401	4,434,595
Commercial real estate	1,354,679	1,336,101	1,254,421	1,261,864	1,236,702
Residential mortgage	253,265	243,400	229,761	233,675	229,993
Personal	381,452	394,021	363,608	375,084	375,173
Total Texas	7,105,042	6,895,973	6,563,631	6,391,024	6,276,463

New Mexico:
Commercial	325,048	305,167	315,701	343,296	367,747
Commercial real estate	392,494	386,878	348,485	341,282	319,208
Residential mortgage	88,110	90,581	93,490	98,018	101,983
Personal	11,659	11,107	11,667	11,721	12,953
Total New Mexico	817,311	793,733	769,343	794,317	801,891

Arkansas:
Commercial	102,237	93,217	94,430	95,644	91,051
Commercial real estate	106,701	90,807	88,700	87,393	80,917
Residential mortgage	7,278	6,927	7,033	6,596	6,318
Personal	12,126	12,331	9,916	9,992	10,388
Total Arkansas	228,342	203,282	200,079	199,625	188,674

Colorado:
Commercial	1,132,500	1,165,721	1,180,655	1,130,714	1,124,200
Commercial real estate	354,543	267,065	210,801	174,201	186,427
Residential mortgage	68,694	64,839	64,530	63,350	63,734
Personal	56,999	60,504	63,118	63,115	60,513
Total Colorado	1,612,736	1,558,129	1,519,104	1,431,380	1,434,874

Arizona:
Commercial	621,658	681,852	624,106	687,792	634,809
Commercial real estate	666,562	710,784	672,319	660,094	706,188
Residential mortgage	44,659	47,010	39,227	41,771	40,730
Personal	67,280	65,541	57,023	57,140	55,050
Total Arizona	1,400,159	1,505,187	1,392,675	1,446,797	1,436,777

Kansas/Missouri:
Commercial	669,903	715,224	723,921	717,408	734,559
Commercial real estate	278,381	257,920	264,025	273,116	275,785
Residential mortgage	79,893	85,835	92,447	94,844	97,092
Personal	91,224	93,837	107,172	106,512	110,611
Total Kansas/Missouri	1,119,401	1,152,816	1,187,565	1,191,880	1,218,047

TOTAL BOK FINANCIAL	$18,349,459	$18,003,696	$17,337,850	$17,153,424	$17,206,834

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Oklahoma:
Demand	$3,564,307	$3,867,933	$4,201,842	$3,885,008	$4,061,612
Interest-bearing:
Transaction	6,010,972	5,968,460	6,051,302	5,901,293	5,909,259
Savings	288,080	289,202	289,351	265,870	265,023
Time	1,128,810	1,207,471	1,203,534	1,092,133	1,131,547
Total interest-bearing	7,427,862	7,465,133	7,544,187	7,259,296	7,305,829
Total Oklahoma	10,992,169	11,333,066	11,746,029	11,144,304	11,367,441

Texas:
Demand	3,353,248	3,317,656	3,015,869	3,239,098	3,094,184
Interest-bearing:
Transaction	2,181,382	2,168,488	2,208,480	2,397,071	2,272,987
Savings	97,909	97,809	98,852	93,620	93,400
Time	453,119	445,500	475,967	502,879	521,072
Total interest-bearing	2,732,410	2,711,797	2,783,299	2,993,570	2,887,459
Total Texas	6,085,658	6,029,453	5,799,168	6,232,668	5,981,643

New Mexico:
Demand	722,188	770,974	695,060	663,353	659,793
Interest-bearing:
Transaction	593,760	586,593	555,414	552,393	551,884
Savings	57,794	59,415	60,596	55,647	53,532
Time	221,513	212,689	216,306	216,743	224,773
Total interest-bearing	873,067	858,697	832,316	824,783	830,189
Total New Mexico	1,595,255	1,629,671	1,527,376	1,488,136	1,489,982

Arkansas:
Demand	36,579	39,896	35,291	30,384	31,442
Interest-bearing:
Transaction	128,001	143,298	94,206	85,095	126,746
Savings	1,826	1,885	1,960	1,881	1,876
Time	10,214	10,771	11,878	14,045	14,434
Total interest-bearing	140,041	155,954	108,044	101,021	143,056
Total Arkansas	176,620	195,850	143,335	131,405	174,498

Colorado:
Demand	593,442	529,912	521,963	633,714	540,300
Interest-bearing:
Transaction	622,520	701,362	687,785	657,629	628,807
Savings	40,308	38,176	37,232	35,223	34,776
Time	217,628	208,049	215,330	224,962	231,927
Total interest-bearing	880,456	947,587	940,347	917,814	895,510
Total Colorado	1,473,898	1,477,499	1,462,310	1,551,528	1,435,810

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Arizona:
Demand	370,299	387,952	330,196	334,701	335,740
Interest-bearing:
Transaction	130,837	194,353	248,337	274,846	174,010
Savings	3,559	3,935	4,116	3,343	4,105
Time	23,927	22,447	21,009	20,394	20,831
Total interest-bearing	158,323	220,735	273,462	298,583	198,946
Total Arizona	528,622	608,687	603,658	633,284	534,686

Kansas/Missouri:
Demand	423,560	459,636	505,802	457,080	462,410
Interest-bearing:
Transaction	322,747	401,545	381,447	382,066	361,391
Savings	13,125	13,052	13,845	13,574	12,513
Time	20,635	20,805	22,230	27,260	27,705
Total interest-bearing	356,507	435,402	417,522	422,900	401,609
Total Kansas/Missouri	780,067	895,038	923,324	879,980	864,019

TOTAL BOK FINANCIAL	$21,632,289	$22,169,264	$22,205,200	$22,061,305	$21,848,079

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 30, 2017	Sept. 30, 2017

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.98%	1.86%	1.57%	1.27%	1.29%
Trading securities	3.98%	3.63%	3.40%	3.38%	3.47%
Investment securities	4.06%	3.95%	3.78%	3.98%	3.86%
Available for sale securities	2.37%	2.30%	2.23%	2.21%	2.17%
Fair value option securities	3.25%	3.16%	2.95%	2.90%	2.97%
Restricted equity securities	6.36%	6.21%	5.86%	5.87%	5.87%
Residential mortgage loans held for sale	4.27%	4.28%	3.71%	3.72%	3.36%
Loans	4.80%	4.80%	4.45%	4.29%	4.31%
Allowance for loan losses
Loans, net of allowance	4.86%	4.86%	4.51%	4.35%	4.38%
Total tax-equivalent yield on earning assets	4.04%	3.91%	3.61%	3.49%	3.50%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.67%	0.55%	0.45%	0.35%	0.32%
Savings	0.09%	0.08%	0.07%	0.07%	0.08%
Time	1.40%	1.29%	1.25%	1.17%	1.16%
Total interest-bearing deposits	0.77%	0.66%	0.57%	0.48%	0.45%
Funds purchased and repurchase agreements	1.25%	0.53%	0.40%	0.28%	0.25%
Other borrowings	2.20%	1.96%	1.60%	1.36%	1.29%
Subordinated debt	5.55%	5.67%	5.61%	5.55%	5.68%
Total cost of interest-bearing liabilities	1.25%	1.11%	0.93%	0.79%	0.75%
Tax-equivalent net interest revenue spread	2.79%	2.80%	2.68%	2.70%	2.75%
Effect of noninterest-bearing funding sources and other	0.42%	0.37%	0.31%	0.27%	0.26%
Tax-equivalent net interest margin	3.21%	3.17%	2.99%	2.97%	3.01%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Nonperforming assets:
Nonaccruing loans:
Commercial	$109,490	$120,978	$131,460	$137,303	$176,900
Commercial real estate	1,316	1,996	2,470	2,855	2,975
Residential mortgage	41,917	42,343	45,794	47,447	45,506
Personal	269	340	340	269	255
Total nonaccruing loans	152,992	165,657	180,064	187,874	225,636
Accruing renegotiated loans guaranteed by U.S. government agencies	83,347	75,374	74,418	73,994	69,440
Real estate and other repossessed assets	24,515	27,891	23,652	28,437	32,535
Total nonperforming assets	$260,854	$268,922	$278,134	$290,305	$327,611
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$169,717	$185,981	$194,833	$207,132	$249,280

Nonaccruing loans by loan class:
Commercial:
Energy	$54,033	$65,597	$89,942	$92,284	$110,683
Healthcare	15,704	16,125	15,342	14,765	24,446
Wholesale/retail	9,249	14,095	2,564	2,574	1,893
Manufacturing	9,202	2,991	3,002	5,962	9,059
Services	4,097	4,377	2,109	2,620	1,174
Other commercial and industrial	17,205	17,793	18,501	19,098	29,645
Total commercial	109,490	120,978	131,460	137,303	176,900
Commercial real estate:
Retail	777	1,068	264	276	289
Residential construction and land development	350	350	1,613	1,832	1,924
Office	—	275	275	275	275
Industrial	—	—	—	—	—
Multifamily	—	—	—	—	—
Other commercial real estate	189	303	318	472	487
Total commercial real estate	1,316	1,996	2,470	2,855	2,975
Residential mortgage:
Permanent mortgage	22,855	23,105	24,578	25,193	24,623
Permanent mortgage guaranteed by U.S. government agencies	7,790	7,567	8,883	9,179	8,891
Home equity	11,272	11,671	12,333	13,075	11,992
Total residential mortgage	41,917	42,343	45,794	47,447	45,506
Personal	269	340	340	269	255
Total nonaccruing loans	$152,992	$165,657	$180,064	$187,874	$225,636

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017

Performing loans 90 days past due[1]	$518	$879	$90	$633	$253

Gross charge-offs	$11,073	$15,105	$2,890	$14,749	$5,825
Recoveries	(2,092)	(4,578)	(1,576)	(3,061)	(2,437)
Net charge-offs	$8,981	$10,527	$1,314	$11,688	$3,388

Provision for credit losses	$4,000	$—	$(5,000)	$(7,000)	$—

Allowance for loan losses to period end loans	1.15%	1.19%	1.29%	1.34%	1.44%
Combined allowance for credit losses to period end loans	1.16%	1.21%	1.32%	1.37%	1.47%
Nonperforming assets to period end loans and repossessed assets	1.42%	1.49%	1.60%	1.69%	1.90%
Net charge-offs (annualized) to average loans	0.20%	0.24%	0.03%	0.27%	0.08%
Allowance for loan losses to nonaccruing loans[1]	145.02%	136.09%	130.84%	129.09%	114.28%
Combined allowance for credit losses to nonaccruing loans[1]	146.41%	137.63%	133.25%	131.18%	116.78%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended			Change
Commercial Banking	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	3Q18 vs 2Q18	3Q18 vs 3Q17
Net interest revenue	$145,147	$145,025	$135,112	0.1%	7.4%
Fees and commissions revenue	39,391	42,874	44,747	(8.1)%	(12.0)%
Other operating expense	49,136	47,483	47,430	3.5%	3.6%
Corporate expense allocations	11,027	11,269	8,733	(2.1)%	26.3%
Net income	84,964	87,577	68,610	(3.0)%	23.8%

Average assets	18,499,979	18,072,155	17,780,494	2.4%	4.0%
Average loans	15,321,600	14,900,918	14,511,639	2.8%	5.6%
Average deposits	8,633,204	8,379,584	8,727,221	3.0%	(1.1)%

Consumer Banking
Net interest revenue	$40,114	$39,294	$35,946	2.1%	11.6%
Fees and commissions revenue	44,038	46,332	45,006	(5.0)%	(2.2)%
Other operating expense	53,187	55,906	56,147	(4.9)%	(5.3)%
Corporate expense allocations	15,863	15,867	16,920	—%	(6.2)%
Net income	9,162	6,102	4,809	50.1%	90.5%

Average assets	8,323,542	8,353,558	8,683,998	(0.4)%	(4.2)%
Average loans	1,719,679	1,716,259	1,724,523	0.2%	(0.3)%
Average deposits	6,580,395	6,579,635	6,663,969	—%	(1.3)%

Wealth Management
Net interest revenue	$29,398	$29,306	$20,774	0.3%	41.5%
Fees and commissions revenue	83,562	70,489	75,915	18.5%	10.1%
Other operating expense	62,255	61,491	61,792	1.2%	0.7%
Corporate expense allocations	11,126	11,142	9,819	(0.1)%	13.3%
Net income	29,331	20,358	15,472	44.1%	89.6%

Average assets	8,498,363	8,495,557	6,992,021	—%	21.5%
Average loans	1,439,774	1,413,170	1,324,574	1.9%	8.7%
Average deposits	5,492,048	5,834,669	5,495,250	(5.9)%	(0.1)%
Fiduciary assets	45,560,107	46,531,900	45,177,185	(2.1)%	0.8%
Assets under management or administration	77,628,015	78,873,446	77,650,909	(1.6)%	—%